                                                                   Exhibit 10.21

        AGREEMENT OF LEASE made as of the 4th day of June, 1998, hereinafter referred to as the "Lease") between LASALLE NATIONAL BANK, as successor to LASALLE NATIONAL TRUST, N.A. as successor Trustee to LASALLE NATIONAL BANK, under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (hereinafter referred to as "Landlord") and APCOA, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

        Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") containing approximately 36,931 square feet of rentable area and designated on the plan attached hereto as Exhibit A, comprised of the entire 16th floor (approximately 24,246 square feet of rentable area) and a portion of the 17th floor of the Office Section, hereinafter defined, of the mixed use building containing retail, office, hotel, residential and garage components (hereinafter referred to as the "Building"), commonly known as 900 North Michigan and located within the block bounded by Michigan, Walton, Rush and Delaware, in Chicago, Illinois subject to the covenants, terms, provisions and conditions of this Lease. The "Office Section" means that portion of the Building consisting of approximately five hundred fifty-three thousand (553,000) gross square feet and which includes the following areas:

        A. the portion of Levels 1, -2 and -3 containing the office service elevator and adjacent vestibule;

        B. the portion of Level 1 containing the office lobby and adjacent elevator lobby;

        C.      all office elevator shafts;

        D. the portion of Level 8 containing the office lobby, office elevator lobbies, toilet rooms, office leasable area, and the portion of Level 8 containing the mechanical equipment serving such areas;

        E. Level 9 except the hotel mechanical rooms, elevator machine rooms, corridors, and hotel and condominium elevator shafts;

        F. Levels 10 through 28 except the hotel and condominium elevator shafts;

        G. the portion of Level 29 containing the mechanical equipment serving the office areas of Levels 9 through 28; and

        H.      office elevator machine room on Level 29.

        The Premises specifically excludes any ceilings, floors or walls (with the exception of the inner surfaces thereof and with the further exception of any walls which are constructed solely to partition space within the Premises).

        In consideration thereof, Landlord and Tenant covenant and agree as follows:

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        1.      TERM.

        The term of this Lease (the "Term") shall, subject to the early occupancy provisions of Paragraph 2.2, commence on October 1, 1998 as said date may be extended pursuant to the terms hereof (the "Commencement Date") and shall end on September 30, 2008 (the "Termination Date"), unless sooner terminated as provided herein.

        2.      POSSESSION.

                2.1 Landlord shall deliver possession of the Premises to Tenant, so that Tenant can start its construction, in stages. The first portion of the Premises ("Phase 1") shall be delivered on or before June 1, 1998, and the second portion of the Premises ("Phase 2") shall be delivered on or before June 22, 1998. Phase 1 and Phase 2 shall be located approximately as set forth in Exhibit A-1. Tenant shall cause certain tenant improvements to be installed in the Premises in the manner provided in Exhibit B attached hereto. The fact that Landlord may leave in the Premises during Tenant's construction period certain items required to keep operational the space adjacent to the Premises (which will be occupied by the vacating occupant of the Premises), including but not limited to computer lines, shall not be deemed a delay in delivery of the Premises; provided, however, that such items shall not unreasonably affect Tenant's construction work. Except as expressly set forth in Exhibit B, no delay in Tenant's construction of its tenant improvements shall cause any postponement of the Commencement Date.

                2.2 From and after the date on which possession of any portion of the Premises is delivered by Landlord to Tenant for purposes of Tenant's construction to and including the day immediately preceding the Commencement Date, all of the covenants and conditions of this Lease, except those pertaining to the payment of Rent, shall be binding upon the parties hereto with respect to the portion of the Premises so delivered to Tenant as if the Commencement Date had been fixed as the date when Tenant took possession of such whole or part of the Premises. Tenant currently plans to occupy the Premises in two stages, but shall not be obligated to do so. If Tenant shall occupy the Premises or any part thereof for any purpose other than completing Tenant's construction, prior to the Commencement Date, all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as if the Commencement Date had been fixed as the date when Tenant took possession of such whole or part of the Premises and Tenant shall pay Rent for the period of such occupancy prior to the Commencement Date at the rate of the annual Base Rent set forth in Paragraph 3 hereof prorated for such period of occupancy and, if less than the whole Premises are occupied, for the proportionate area of the total Premises so occupied.

                2.3 If either Phase 1 or Phase 2 is delivered more than one week after the delivery date set forth in paragraph 2.1, the October 1, 1998 date shall be extended by one day for each day of such late delivery. Under no circumstances shall the occurrence of any of the events described in this Paragraph 2 be deemed to accelerate or defer the Termination Date.

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                2.4     Tenant shall have the right to use the north fire
stairway (and, in connection with such use, to make minor decorations to such stairway reasonably satisfactory to Landlord) for the purpose of access between the floors of the Premises, subject to and in accordance with reasonable rules, regulations and requirements which may be promulgated from time to time by Landlord and all requirements of law and governmental authorities. (Landlord makes no representation or warranty that such right to use such stairway is permitted by requirements of law and governmental authorities, and Tenant's obligations under this Lease are not conditioned upon its ability to use such stairway.) Without limiting the generality of the foregoing, Tenant shall be fully responsible, at its sole cost and expense, for any alterations of such stairway required to comply with any requirements of law or governmental authorities and Landlord's reasonable requirements, including but not limited to installation of motion detectors (on the floor above and below), local alarms and card key overrides (on both sides of each door), and all maintenance of the stairway and the items installed by Tenant. Landlord shall have the right to terminate Tenant's rights under this Paragraph 2.4 if Tenant fails to comply with any of the terms or conditions of this Paragraph 2.4 or if, in Landlord's reasonable judgment, Tenant otherwise abuses its rights under this Paragraph 2.4 if Landlord provides notice of such failure or abuse to Tenant and Tenant fails to cure such failure or abuse within thirty (30) days after such notice.

        3.      BASE RENT.

                Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at 900 North Michigan Avenue, Chicago, Illinois, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, annual Base Rent at the rate specified below in equal monthly installments in advance on or before the first day of each and every month during the Term, without any setoff or deduction whatsoever:

                                         Base Rent Per
                                         Square Foot of        Annual                Monthly
        Period                           Rentable Area         Base Rent             Base Rent
        -----------------------------------------------------------------------------------------
        Commencement Date
        to 9/30/1999                     $  24.85              $    917,735.35       $  76,477.95
        10/1/1999 to 9/30/2000           $  25.35              $    936,200.85       $  78,016.74
        10/1/2000 to 9/30/2001           $  25.85              $    954,666.35       $  79,555.53
        10/1/2001 to 9/30/2002           $  26.35              $    973,131.85       $  81,094.32
        10/1/2002 to 9/30/2003           $  26.85              $    991,597.35       $  82,633.11
        10/1/2003 to 9/30/2004           $  27.35              $  1,010,062.90       $  84,171.90
        10/1/2004 to 9/30/2005           $  27.85              $  1,028,528.40       $  85,710.96
        10/1/2005 to 9/30/2006           $  28.35              $  1,046,993.90       $  87,249.49
        10/1/2006 to 9/30/2007           $  28.85              $  1,065,459.40       $  88,788.28
        10/1/2007 to 9/30/2008           $  29.35              $  1,083,924.90       $  90,327.07

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        If the Term commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month shall be prorated. The prorated Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month of the Term.

        4.      ADDITIONAL RENT.

                4.1 In addition to paying the Base Rent specified in Paragraph 3 hereof, Tenant shall pay as "Additional Rent" the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this Paragraph 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Paragraph 4 shall survive the expiration of the Term with respect to obligations accruing during the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of the days of the Term falling within such Calendar Year.

                4.2     As used in this Paragraph 4, the terms:

                        4.2.1   "Base Year" shall mean the calendar year 1998.

                        4.2.2 "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

                        4.2.3   Intentionally deleted.

                        4.2.4 "Tenant's Prorata Share" shall mean 7.32%, being the rentable area of the Premises specified above divided by 504,375, being the rentable area of the Office Section.

                        4.2.5 "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Office Section) which Landlord shall pay during any Calendar Year, (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Office Section and the land associated therewith (the "Land") as Landlord shall allocate, if not separately assessed, between the Office Section and the other components of the Building. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building). If the method of taxation of real estate prevailing at the time of

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execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Calendar Year such expenses are paid. Tax refunds shall be deducted from Taxes in the Calendar Year they are received by Landlord. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant acknowledges that the exclusive right to contest or appeal any Taxes shall be Landlord's, in Landlord's sole discretion, and Tenant hereby waives any and all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

                        4.2.6 "Operating Expenses" shall mean all expenses, costs and amounts (including Taxes) of every kind and nature which Landlord shall pay during any Calendar Year because of or in connection with the ownership, management, repair, replacement, restoration and operation of the Office Section including without limitation, any amounts paid for: (a) utilities for the Office Section, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Office Section, (c) insurance applicable to the Office Section, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Office Section, (e) accounting and professional services (including inspection and consultation), (f) any equipment rental agreements or management agreements (including the cost of any customary management fee and the fair rental value of any office space provided thereunder), (g) reasonable wages, salaries and other compensation and benefits of all persons (including the level of building manager and below) engaged in the operation, maintenance or security of the Office Section, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs within the Building, and (i) operation, repair, maintenance and replacement of all Systems and Equipment (defined in subparagraph 4.2.7 below) and components thereof, janitorial service, alarm and security service, window cleaning, trash removal, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and renovation of elevators, maintenance and replacement of trees and other landscaped items, drainage facilities, curbs, and walkways, separate operations, repair to roofs and re-roofing. Landlord shall allocate any of such expenses, costs and amounts, the expenditure of which benefits both the Office Section and other portions of the Building, in accordance with sound management and accounting principles, and shall in no event be reimbursed more than 100% of such expenses, costs and amounts. If the Building is not fully occupied during all or a portion of any Calendar Year, Landlord may elect to make an appropriate adjustment (based upon an assumed 95% occupancy) to the variable components of operating expenses for such year employing sound

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accounting and management principles, to determine the amount of operating expenses that would have been paid had the Building been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

                                (i)     depreciation of the Building or portions
thereof, interest and amortization on mortgages, and other debt costs or ground lease payments, if any; legal fees incurred in negotiating and enforcing tenant leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party other than Expense Adjustment Amount payments by tenants in the Building (such proceeds to be deducted from Operating Expenses in the year in which received), except that any deductible amount under any insurance policy shall be included within Operating Expenses;

                                (ii)    costs of capital improvements, except
those: (a) intended to reduce Operating Expenses, or minimize any increase therein, or to comply with any governmental requirements (other than governmental requirements attributable to a violation as of the date of this Lease of governmental requirements in existence as of the date of this Lease) or
(b) for replacements (as opposed to additions or new improvements) of Systems and Equipment (hereinafter defined) or items located in the common areas of the Office Section and the Building required to keep such areas in good condition; provided, for purposes of this Lease, all such permitted capital expenditures shall be amortized (even if Landlord pays the entire cost when the work is performed) over their useful lives at an annual rate of interest which is 200 basis points above the corporate base rate of interest from time to time charged by The First National Bank of Chicago; and

                                (iii)   expenses incurred in advertising and
other promotional fees relating to the Building; open houses to attract new tenants and leasing expenses relating to other tenants or other leases, including without limitation broker's fees, space planning fees, expenses of demolishing, constructing or renovating space for other tenants, court costs, professional fees and other legal fees incurred in negotiating other leases, resolving disputes with or enforcing the obligation of any other tenants; accounting and legal fees related to title to the Property, disputes with the Building manager, disputes with any other tenant, defending any alleged violation of a law in existence on the date hereof, and disputes solely relating to the retail portions of the Building; the cost to cure any other tenant's default under its lease, including the cost to restore such tenant's premises or to correct any damage caused by any other tenant to the common areas; costs to relocate any other tenant; costs of repairs, alterations or replacements caused by the exercise of the right of eminent domain; any contribution to any reserve (whether voluntary or required by law, generally accepted accounting principles, or pursuant to any agreement to which Landlord is a party, including the ground lease or any mortgage) to any debt loss, Rent loss or other reserve for bad debt; any contribution to other reserves or escrows required by the Ground Lessor, any mortgagee, or deemed prudent by Landlord, except as expressly required pursuant to paragraph 4.3 of this Lease; interest, amortization or other costs (including legal fees) associated with any mortgage, loan or refinancing of the Land, Building or the common areas or the negotiation or renegotiation of the ground lease; expenses incurred for any necessary replacement of any item to the extent reimbursed pursuant to a warranty; the cost of special services rendered to any tenant which are not generally available to other tenants in the Building; the cost of any item or service to the extent that any other tenant separately reimburses Landlord or pays to third parties therefor; any interest or penalty, cost or expense in curing Landlord's defaults under any lease, ground lease, any mortgage or other agreement to which landlord is a party, or any interest, penalty or fine relating to any violation of any law, rule or regulation applicable to the Building; any cost or expense incurred in correcting a violation, in existence as of the date hereof, of any law, governmental regulation or rule in effect on the date hereof and relating to the Building, the physical conditions or operations thereof, including without limitation: (a) any cost incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy existing Hazardous Materials (as hereinafter defined) or asbestos or asbestos containing materials in violation as of the date of this Lease of existing laws relating thereto, , (b) any cost to remedy violations as of the date of this Lease of the Illinois Accessibility Code or the Americans With Disabilities Act or similar laws, or (c) the cost of correcting any applicable building or fire code violations or violations of any other applicable law relating to the Building, the common area or the Land as of the date of this Lease; the cost of repairs, alterations or replacements caused by casualty losses (provided that Operating Expenses may include a reasonable deductible); the cost of correcting defects in the construction of the Building, the common areas or the Land; payment of any personal property taxes of the Landlord or for equipment or items not used in the operation or maintenance of the Building; any expenses incurred for sculpture, paintings, or other works of art including costs incurred with respect to the purchase, ownership, lease, repair, maintenance, insurance costs or other expenses with respect to such works of art; all expenses resulting from the gross negligence or willful misconduct of Landlord or its agents or employees; political and charitable contributions made by Landlord or any manager of the Building; wages, salaries or other compensation paid for with respect to clerks or attendants in concessions, newsstands, athletic, or cafeteria facilities operated by the Landlord, or any other concessions or kiosks; and expenses in excess of those which are reasonable in comparison to similar expenses incurred by other owners of other comparable Class A mixed use office buildings in the City of Chicago.

                        4.2.7 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve in whole or in part the Office Section.

                4.3 Commencing with the first Calendar Year after the Base Year, Tenant shall pay to Landlord or Landlord's agent as Additional Rent, in addition to the Base Rent required by Paragraph 3 hereof, an amount ("Expense Adjustment Amount") equal to Tenant's Prorata Share of the Operating Expenses in excess of the amount paid by Landlord in the Base Year (subject to adjustment pursuant to Subparagraph 4.4 hereof) incurred with respect to each Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices, consistently maintained. Within 120 days following the close of each Calendar Year (or as soon thereafter as is

                                        7
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reasonably feasible), Landlord shall cause the amount of the Expense Adjustment
Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation or billing of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. Within sixty (60) days after receipt of the statement of the Expense Adjustment Amount for the prior Calendar Year, Tenant shall have the right to notify Landlord that Tenant desires to exercise its right to audit Landlord's books and records relating to the computation of Operating Expenses. Any such audit shall be conducted by a nationally recognized accounting firm approved by Landlord prior to such audit, which approval shall not be unreasonably withheld or delayed. In the event such audit reveals errors in the calculation of Operating Expenses, the party owing such amount shall pay the amount owed within ten (10) business days of notice of such error. In the event Landlord has overstated Operating Expenses by five percent (5%) or more, Landlord shall pay the reasonable cost of such audit; otherwise, Tenant shall pay.

                4.4 If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purposes of this Paragraph to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

        5.      USE OF PREMISES.

                Tenant shall use and occupy the Premises solely for offices and for no other purpose.

        6.      CONDITION OF PREMISES.

                Tenant shall accept the Premises in an "as is" condition without any allowance provided by Landlord. Tenant has been given the opportunity to inspect the Premises, including but not limited to their physical condition and compliance with code and exiting requirements. Without limiting the generality of the foregoing, Tenant shall be fully responsible, at its sole cost and expense, for any alterations of the Premises required pursuant to comply with Americans with Disabilities Act or required to comply with any other requirements of law or governmental authorities, and for the installation of corridors, demising walls and separations, (together with the reconnection of all HVAC, electrical and other systems and facilities on both sides of such walls), all fire exit doors (with alarms) required by code for the Premises and the adjacent space on the 17th floor (Tenant hereby acknowledging that such fire exit doors are acceptable), and all fire strobes required by code, if any. Such work shall be performed in accordance with Exhibit B. Tenant shall also be responsible for any items of damage to the Premises caused by Tenant or its agents, employees, independent contractors or suppliers. No promise of the Landlord to alter, remodel or

                                        8
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improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant.

        7.      SERVICES.

                7.1 Landlord shall provide the following services on all days during the Term, except Sundays and holidays, unless otherwise stated:

                        7.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours or required due to special heat-producing equipment installed by Tenant at rates to be established from time to time by Landlord. Requests for any additional services shall be in writing and delivered to Landlord no later than 2:00 P.M. of the preceding day.

                        7.1.2 Adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental uses, provided that (a) the connected electrical load of the incidental use equipment does not exceed an average of two (2) watts per useable square foot of the Premises, (b) the electricity so furnished for incidental uses will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding twenty (20) amperes; (c) the connected electrical load of Tenant's lighting fixtures does not exceed an average of three (3) watts per useable square foot of the Premises, and (d) the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty (120) volts. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence hereof, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess use requirements at the Tenant's expense. Tenant shall be responsible for the replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

                        7.1.3 At all times, City water from the regular Office Section outlets for drinking, lavatory and toilet purposes.

                        7.1.4 Janitorial services Monday through Friday in and about the Premises and window washing services in a manner consistent with first-class office buildings in Chicago, Illinois.

                        7.1.5 Non-exclusive automatic passenger elevator service at all times.

                        7.1.6 Non-exclusive freight elevator services subject to scheduling by Landlord.

                        7.1.7   At all times, access to the Premises.

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                        7.1.8   Security in a manner comparable to other Class A
mixed use office buildings in downtown Chicago for a twenty-four (24) hour building.

                        7.1.9   Extermination and pest control when necessary.

                        7.1.10 Maintenance of the common area facilities in a manner consistent with Class A mixed use office buildings in downtown Chicago, including but not limited to cleaning, HVAC, electrical, snow removal, repairs, trash removal and landscaping.

                        7.1.11 Condenser water for Tenant's air conditioning unit in its computer room; provided, however, that Tenant shall pay for all hook up costs, and Landlord shall have the right to require Tenant to pay a reasonable charge for such condenser water.

                7.2 Tenant agrees that neither Landlord nor Landlord's beneficiaries shall be liable for damages (by abatement of Rent or otherwise) for interruption in or failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such interruption, failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such interruption, failure, delay or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease; provided, however, that if such services are interrupted or materially diminished for a period of five (5) business days or more after notice by Tenant to an extent which renders the Premises unusable or inaccessible, Rent shall abate for the period of such interruption or diminution continuing after such five (5) business day period (and shall abate during such five (5) business day period if and to the extent that Landlord receives proceeds covering such period from any rental interruption insurance policy Landlord may elect to maintain).

                7.3 Charges for any service for which Tenant is required to pay from time to time hereunder, excluding hoisting services but including without limitation after hours heating or air conditioning, shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with not less than ten (10) days' notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this lease.

                7.4 Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Subparagraph 7.1.1 hereof). The 16th floor of the Premises is separately metered. Tenant shall have the right, at its cost and expense, to cause the Premises on the 17th floor to be separately metered. As to any portion of the Premises which is separately metered, if Tenant is billed directly by such utility company, Tenant agrees to pay each bill promptly in accordance with

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its terms, and if Tenant is not billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

                If any portion of the Premises is not separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

        8.      REPAIRS.

                Tenant will, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the reasonable approval of Landlord, and within any reasonable period of time specified by Landlord. If the Tenant does not do so, Landlord may, upon not less than ten (10) days' notice to Tenant, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Office Section) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Upon 48 hour prior notice to Tenant (except in an emergency), Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building, at Landlord's sole cost and expense, except as provided in the second sentence of this paragraph 8 and except to the extent that they shall constitute Operating Expenses, as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

        9.      ADDITIONS AND ALTERATIONS.

        9.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements or additions to the Premises; PROVIDED THAT, Tenant shall not be obligated to obtain the consent of Landlord if the cost of any improvement, alteration or addition does not exceed $100,000, does not involve any modification to the structure of the Building or any Systems and Equipment serving any other Premises, and is not visible from the exterior of the Premises. If Landlord is required to and does consent to said alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, a lien waiver from Tenant's general contractor, insurance against liabilities which may arise out of such work and plans, specifications and permits necessary for such work. In no event shall such work incorporate any asbestos material. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be done at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed (it being acknowledged that the process for approval of Tenant's contractors with respect to the work being performed by Tenant prior to the Commencement Date is set forth in Exhibit B). Tenant shall promptly pay, when due, the cost of all such work and of all repairs to the Building required by reason thereof. If such work has a cost of $100,000 or more, Tenant shall also pay to Landlord a percentage of the cost of such work, not to exceed 2% or $50,000 whichever is less if Tenant is performing the work (such percentage to be established on a uniform basis for the Office Section), sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work; provided that, Tenant shall not be liable for any fee incurred in connection with the work performed prior to the Commencement Date. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Paragraphs 8 or 9 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

                9.2 All alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall without compensation to Tenant become Landlord's property at the termination of this lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 17), be relinquished to Landlord in good condition, ordinary wear excepted.

                9.3 Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively, the "Lines") in the Building or serving the Premises, provided:

                        (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Subparagraph 9.1 hereof;

                        (b) any such installation, maintenance, replacement, removal or use shall not interfere with the use of any then existing Lines at the Building;

                        (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion;

                        (d) If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings or ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electro-magnetic fields or radiation;

                        (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises;

                        (f) Tenant's rights shall be subject to the rights of any regulated telephone company; and

                        (g) Tenant shall pay all costs in connection with the rights and obligations of Tenant set forth in this Subparagraph 9.3.

                Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws, ordinances, rules or regulations or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within thirty
(30) days after written notice thereof from Landlord unless such Lines create a dangerous condition, in which event they shall be removed as quickly as is necessary.

                Landlord may (but shall have no obligation to): (i) in-stall new Lines at the Building; (ii) create additional space for Lines at the Building; and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by law or otherwise. If Landlord exercise any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Subparagraph 4.2.6 hereof (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Subparagraph 4.2.6.

                Notwithstanding anything to the contrary in this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days prior to such termination. Any Lines not required to be removed pursuant to this Subparagraph 9.3 shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Subparagraph 9.3, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively, the "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties; (y) any failure of any Lines to satisfy Tenant's requirements; or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, that if such Line Problems were caused by Landlord's willful or negligent act and if such Line Problems continue for a period of five (5) business days or more after notice by Tenant and render the Premises unusable or inaccessible, Rent shall abate for the period after such five (5) business day period during which such Line Problems so continue (and shall abate during such five (5) business day period if and to the extent that Landlord receives proceeds covering such period from any rental interruption insurance policy Landlord may elect to maintain). Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

        10.     COVENANT AGAINST LIENS.

                Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Land, Building, the Office Section or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building, the Office Section or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record or bonded against. In the event that such lien is not immediately released and removed or bonded against, Landlord, at its sole option, may take all action necessary to release and remove such lien, including but not limited to payment of same, (without any duty to investigate the validity or amount thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

        11.     INSURANCE.

                11.1 Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

                11.2 Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interests may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

                        11.2.1 General Public Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

                                Personal Injury and $3,000,000 each occurrence Property Damage Liability $3,000,000 annual aggregate

                        11.2.2 Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

                                Personal Injury and $3,000,000 each occurrence Property Damage Liability $3,000,000 annual aggregate

                        11.2.3 Physical Damage Insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance.

                11.3 Tenant shall, prior to the commencement of the Term and thereafter not later than 30 days prior to the expiration date of any insurance coverage, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be cancelled or the limits reduced below the required amounts without at least thirty (30) days prior written notice to Landlord and Tenant and shall name Landlord, Landlord's mortgagee and ground lessor with respect to the Land, Landlord's beneficiary and Landlord's management agent and such other parties as Landlord shall reasonably request as additional insureds, provided that Tenant has been notified of the names and addresses of such additional insureds. Any policies purchased by Tenant shall contain a clause pursuant to which the insurance carrier waives all rights of subrogation against the Landlord with respect to losses payable under such policies.

                11.4 Landlord agrees to keep in force and effect a risk-financing program, which may be either insured or self-insured, on the Office Section against fire, vandalism, and malicious mischief, sprinkler leakage and such other risks as may be included in extended coverage insurance from time-to-time available in an amount not less than one hundred percent (100%) of the full insurable replacement value of the Office Section or such lesser amount as is sufficient to prevent Landlord from becoming a co-insurer under the terms of any applicable policies and public liability insurance in an amount of not less than $3,000,000 per occurrence and in the aggregate. Any policies purchased pursuant to said program shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

                11.5 Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental or quasi-governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Subparagraph 11.5, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium.

        12.     FIRE OR CASUALTY.

                12.1 If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and such common areas. Such restoration shall be to substantially the same condition of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Office Section or any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises and any common restrooms serving the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishing, fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease or access to the Premises is materially and adversely affected, and the Premises are not occupied by Tenant as a result thereof.

                12.2 Notwithstanding the foregoing to the contrary, Landlord may elect not to perform restoration work, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such notice to include a termination date giving Tenant ninety [90] days to vacate the Premises), but Landlord may so elect only if the Building or the Office Section shall be damaged by fire or other casualty or cause (whether or not the Premises are affected) such that: (a) repairs cannot reasonably be completed within one hundred eighty (180) days after being commenced without the payment of overtime or other premiums, (b) the holder of any mortgage on the Office Section or ground lessor with respect to the Land shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt (or shall terminate the ground lease, as the case may be), or (c) the damage is not fully covered (except for deductible amounts) by Landlord's insurance policies. Tenant hereby waives any rights it may have under any applicable law to terminate the Lease by reason of damage to the Premises or the Office Section, except that it shall have the right to terminate the lease, by notifying Landlord within sixty (60) days after the date of damage (such notice to include a termination date giving Tenant ninety [90] days to vacate the Premises), if the Premises shall be damaged by fire or other casualty or cause or access to the Premises is materially and adversely affected such that repairs cannot reasonably be completed within one hundred eighty (180) days after the date of the casualty.

        13.     WAIVER OF CLAIMS - INDEMNIFICATION.

        To the extent not prohibited by law, and except for claims arising from Landlord's intentional or grossly negligent acts that are not covered by insurance, Landlord, its beneficiary, the partners of its beneficiary and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building, including the Premises, or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, and except to the extent arising from the intentional or grossly negligent acts of Landlord that are not covered by insurance, Tenant agrees to defend, protect, indemnify and save harmless Landlord, its beneficiary, the partners of its beneficiary and their respective officers, agents, servants and employees from and against all liability to third parties (including but not limited to the officers, agents, contractors and business associates of Tenant) arising out of Tenant's use and occupancy of the Premises or the acts or omissions of Tenant (whether or not such acts or omissions constitute a violation of applicable law or of this Lease) and its servants, agents, employees, contractors, suppliers, workers and invitees.

                Except to the extent arising from the intentional or grossly negligent acts of Tenant that are not covered by insurance, Landlord agrees to defend, protect, indemnify and save harmless Tenant from and against all liability to third parties arising out of Landlord's use and occupancy of the common areas (exclusive of the parking areas) in the Building.

        14.     NONWAIVER.

                No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgement for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgement.

        15.     CONDEMNATION.

                If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than ten percent (10%) of the rentable area of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Land or its mortgagee, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date possession of the Premises or Building, or portion thereof, is taken by the condemning authority, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

        16.     ASSIGNMENT AND SUBLETTING.

                16.1 Except as otherwise provided in this Article 16, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, (ii) permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use of the Premises by any persons other than Tenant, its employees and affiliates (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing (a "Transfer Notice"), which notice shall include: (a) the proposed effective date (which shall not be less than thirty [30] days nor more than one hundred eighty [180] days after Tenant's notice),
(b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) all of the material terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation then available pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and any acceptance of rent by Landlord from any purported Transferee shall not be deemed a consent to a Transfer or a waiver of any of Landlord's rights or remedies hereunder. Whether or not Landlord shall grant consent, Tenant shall pay $300.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

                16.2 Landlord will not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space, (iv) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (v) the Transferee is either a governmental agency or instrumentality thereof; (vi) the proposed transferee is not solvent or does not in Landlord's reasonable judgment have an adequate net worth, (vii) Tenant has committed a default under this Lease not cured at the time Tenant requests consent to the proposed Transfer, or (vii) the proposed Transfer would cause Landlord to be in violation of any other leases or agreements to which Landlord is a party, or would give any occupant of the Building a right to cancel its lease.

        16.3 If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and prorated on a per rentable square foot basis, if less than all of the Premises is transferred), less any reasonable costs of the Transfer incurred by Tenant (amortized on a straight line basis over the term of the Transfer). If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. Such percentage of the Transfer Premium shall be paid promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such Transferee or such other time as Tenant shall realize a Transfer Premium from such Transfer.

        16.4    (a)     In the event Tenant shall desire to effect a Transfer of
the Premises, Tenant shall have the option to give Landlord written notice of Tenant's intent to Transfer the Premises (a "NOTICE OF INTENT"). The Notice of Intent shall state: (i) the effective date on which Tenant intends to effect a Transfer (the "EFFECTIVE DATE"), (ii) the Subject Space, (iii) the term of the Transfer to be effected, if less than the entire term remaining in the Lease, and (iv) the nature of the Transfer to be effected.

                (b) Upon receipt of a Notice of Intent or a Transfer Notice (if no Notice of Intent had been previously delivered), Landlord shall have the option to recapture the Subject Space. Landlord must exercise its option to recapture the Subject Space within fifteen (15) business days after receipt of the Notice of Intent or Transfer Notice.

                (c) If Landlord delivers a recapture notice to Tenant, Tenant shall have the right, within ten (10) business days after receipt of Landlord's recapture notice, to withdraw its Notice of Intent or Notice of Transfer, as applicable, in which event Landlord shall have no right to recapture the Subject Space.

                (d) In the event Landlord exercises its right to recapture and Tenant shall not have rescinded its Notice of Intent or Transfer Notice, as applicable, the Lease shall terminate with respect to the Subject Space as of the Effective Date stated in Tenant's Notice of Intent or Transfer Notice, as applicable. Upon such termination, Tenant shall have no further obligations or liability to Landlord with respect to the Subject Space after such Effective Date.

                (e) If Tenant delivers to Landlord a Notice of Intent and Landlord fails to exercise its right to recapture within fifteen (15) business days after receipt of such Notice of Intent, Landlord shall be deemed to have waived its rights to recapture the Subject Space if it receives a Transfer Request relating to and consistent with the Transfer specified in the Notice of Intent at any time prior to sixty (60) days after the Effective Date set forth in the applicable Notice of Intent.

                (f) If Landlord exercises its right to recapture pursuant to this Section 16.4 and this Lease shall be canceled with respect to less than the entire Premises, the Base Rent reserved herein shall be recalculated based upon the number of square feet remaining in the Premises and the rental rates set forth in Article 3 and Section 4.2.4, and this Lease, as so amended, shall continue in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

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                16.5    If Landlord consents to a Transfer: (a) the terms and
conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified,
(b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights otherwise being deemed personal to Tenant (provided that an assignee of the entire Premises for the entire Term, including but not limited to a successor in interest contemplated in paragraph 16.6.2, shall have such rights), (d) in connection with such Transfer, Tenant shall deliver to Landlord an original executed copy of all documentation pertaining to the Transfer including but not limited to an assumption agreement by the Transferee in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and Landlord's costs of such audit, and if understated by more than five percent (5%), Landlord shall have the right to cancel this Lease upon thirty (30) days notice. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to:
(i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease.

                16.6.1 Subject to the provisions of Paragraph 16.6.2, for purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members (as the case may be), or transfer of a majority of partnership or membership interests (as the case may be), within a twelve (12) month period, or the dissolution of the partnership or limited liability company, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant.

                16.6.2 Notwithstanding anything to the contrary contained herein, the following shall not be deemed to be a "Transfer" hereunder:

        (i) any assignment or transfer of all of Tenant's interest under the Lease (whether voluntary or by operation of law) to any corporation, partnership, limited liability company or other legal entity as a result of the sale, acquisition, or transfer of all or substantially all of the assets or business of Tenant;

        (ii) any consolidation, reorganization, conversion by Tenant to another type of legal entity;

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        (iii)   any merger by Tenant with and into another entity or type of entity, whether or not Tenant is the surviving entity; or

        (iv) any sale of securities of Tenant (whether debt or equity) in connection with any public offering;

PROVIDED THAT, the Transferee or the surviving entity, as applicable, in connection with transactions contemplated in Section (i), (ii) or (iii) shall have a net worth greater than Tenant immediately prior to the date any event permitted pursuant to the foregoing is effected. Tenant shall give Landlord immediate notice of any event permitted pursuant to Section (i), (ii), (iii) or
(iv) above. Landlord shall have no right of recapture with respect to any transaction contemplated in Section (i), (ii), (iii) or (iv). Upon the occurrence of events set forth in Section (i), (ii), (iii) or (iv), Tenant (if Tenant remains in existence) and Tenant's successor shall continue to be liable for all obligations and liabilities of Tenant under this Lease.

                16.7 In no event shall Tenant assign this Lease or enter into any sublease, license, concession or other agreement for use, occupancy or utilization of any part of the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that all assignments, subleases, licenses, concessions or other agreements for use, occupancy or utilization of any part of the Premises shall provide that the person having an interest in the possession, use, occupancy or utilization of the Premises shall not enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Tenant further agrees that any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

        17.     SURRENDER OF POSSESSION.

                Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear excepted, and shall, if Landlord so requires, restore the Premises to the condition existing at the beginning of the Term (except that Tenant shall not be required to remove any initial tenant improvements installed by Tenant pursuant to Exhibit B unless Landlord so requires in connection with its approval of the plans therefor). Any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this lease by lapse of time or otherwise and such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. Upon the termination of the Term or of Tenant's right of possession, Tenant shall remove office furniture, trade fixtures, office equipment and all other items of Tenant's property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part thereof in any manner that Landlord shall choose, (ii) repair any damage to the Premises caused by such removal, and (iii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

        18.     HOLDING OVER.

                In addition to performing all of Tenant's other obligations hereunder, Tenant shall pay to Landlord an amount as Rent equal to one hundred fifty percent (150%) of one-twelfth the Base Rent and one hundred fifty percent (150%) of one-twelfth the Additional Rent paid by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise. Tenant shall also shall pay all actual damages (but not consequential damages) sustained by Landlord on account of such hold over if such hold over exceeds sixty (60) days. If the hold over exceeds six (6) months, the aforesaid one hundred fifty percent (150%) factor shall, in lieu of Landlord's right to seek consequential damages, be automatically increased to a two hundred percent (200%) factor from and after the expiration of such six (6) month period. Such hold over shall constitute a month to month tenancy. The provisions of this Paragraph 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

        19.     ESTOPPEL CERTIFICATE.

                Tenant agrees, that, from time to time upon not less that ten
(10) days prior request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a certificate in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail and
(iv) such matters as are shown on Exhibit C attached hereto and made a part hereof, or (v) such further matters as may reasonably be requested, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees of the Land, Building and/or Office Section, or any prospective assignee of any mortgagee thereof or any prospective or actual purchaser of the Office Section or Building or an interest therein. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes, and in the event Tenant fails so to do within ten business (10) days after demand in writing, Tenant shall be considered in default under this lease.

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        20.     SUBORDINATION.

                This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any first mortgage or first trust deed, now or hereafter in force against the Land and the Office Section, or any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such first mortgage or first trust deed, unless the holders of such first mortgage or first trust deed, or the lessors under such ground lease or underlying leases require in writing that this Lease shall be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such first mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such first mortgage, first trust deed, ground leases or underlying leases; provided, however, that Tenant shall not (unless it is in default under this Lease) be required to subordinate to any documents that are entered into after the Commencement Date unless Tenant is furnished with an Agreement of Subordination, Non-Disturber and Attornment in the mortgagee's or lessor's usual form in connection with any request for subordination. Tenant hereby grants to Landlord an irrevocable power of attorney, coupled with an interest, to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant shall execute and deliver, upon the execution of this Lease, and Landlord shall use reasonable efforts to cause the mortgagee and ground lessor to execute and deliver to Tenant, as promptly as feasible after the execution of this Lease, an Agreement of Subordination, Non-Disturber and Attornment in the form of Exhibit D attached hereto and made a part hereof.

        21.     CERTAIN RIGHTS RESERVED BY LANDLORD.

                Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent and any other claim:

                21.1    To change the Building's name or street address.

                21.2 To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

                21.3 To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the location or configuration of the common areas), in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, upon five
(5) days' prior notice (except in an emergency), and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

                21.4 To furnish door keys or other entry device for the entry door(s) in the Premises at the commencement of the Term and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord or Landlord's designee additional duplicate keys as required, to change no locks, and to affix no locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases the Landlord of all responsibility to Tenant arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the Term or of Lessee's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

                21.5 To designate and approve all window coverings used in the Building.

                21.6 To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Tenant's movements of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

                21.7 To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

                21.8 To regulate delivery and service of supplies in order to maintain the cleanliness and security of the Premises and Building and to avoid congestion of the loading docks, receiving areas and freight elevators.

                21.9 To show the Premises to prospective tenants with prior verbal notice at reasonable hours during the last twelve months of the Term and, if the Premises have been vacated or abandoned, to show the Premises at any time to prospective tenants with prior verbal notice (if Tenant has left a notice address).

                21.10 To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations, provided such pipes, ducts, wiring and conduits do not materially and adversely affect the use of the Premises or are unnecessarily obtrusive.

                21.11 To enter the Premises at any reasonable time to inspect the Premises after reasonable notice to Tenant.

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

                21.12 To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies in connection with the operation, maintenance or repair of the Building or the Systems and Equipment, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contact, provided that the charges therefor are reasonable. Notwithstanding the foregoing, if Landlord retains ABMI, Inc. to provide services to the Building, so long as such company is affiliated with a major competitor of Tenant, Tenant shall have the right to exclude such company from the Premises by notice to Landlord, which notice shall contain Tenant's agreement to provide such services to the Premises at its sole cost and expense.

        22.     RULES AND REGULATIONS.

                Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, employees, invitees and licensees to observe faithfully and comply strictly with the following rules and regulations, as they may be supplemented and revised by Landlord from time to time, and such other rules and regulations promulgated from time to time by Landlord, as in the Landlord's judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of Rent or other sum under this Lease.

                22.1 Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing; provided, however, that Tenant may install signage reasonably acceptable to Landlord in the elevator lobby of tenant's whole floor. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

                22.2 Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord.

                22.3 Tenant, its subtenants and its and their agents, employees, invitees, licensees customers and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Each of said parties shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Landlord shall in all cases retain the right to control and prevent access to all courts, passageways, entrances, exits, loading or shipping areas, elevators, stairways, corridors, halls and roofs by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety or security of the Building or

                                       26
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its occupants. None of said parties shall enter into areas reserved for the exclusive use of Landlord or its agents, employees, licensees or invitees.

                22.4 Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves (other than cellular telephones, electric transmitters and similar devices generally in use in offices in the Building) or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

                22.5 Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

                22.6 Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

                22.7 Bicycles shall not be permitted in the Building in other than Landlord-designated locations.

                22.8 Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

                22.9 Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

                22.10 Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

                22.11 No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

                22.12 Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

                        (i) Cook in the premises (other than the use of microwaves, toaster-ovens and similar devices generally in use in offices in the Building);

                        (ii) Place vending or dispensing machines of any kind in or about the Premises (other than vending machines for the exclusive use of Tenant's employees); or

                                       27
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                        (iii)   At any time sell, purchase or give away, or
permit the sale, purchase or gift of, food in any form.

                22.13   Tenant shall not:

                        (i) Use the Premises for lodging or for any immoral or illegal purposes.

                        (ii) Use the Premises to engage in the manufacture or sale of, or (unless it shall first have delivered to Landlord evidence reasonably satisfactory to Landlord that Tenant has obtained dram shop insurance in amounts and otherwise in form and substance reasonably satisfactory to Landlord, naming Landlord as an additional insured, and that any such use shall be in accordance with all laws relating thereto) permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

                        (iii) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

                22.14 In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

                22.15 Tenant shall cooperate with and participate in all security programs affecting the Building.

                22.16 Tenant shall cause all floors within the Premises to be carpeted; provided that areas such as kitchens, utility closets, entrances, production rooms, computer rooms, photocopying areas and other similar areas may contain another type of floor-covering if Tenant first obtains written approval from Landlord.

                22.17 Tenant shall not drill, or permit to be drilled, any holes in any window frames (mullions) located within the Premises.

                22.18 Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner (including use of freight elevators and the loading area) designated by Landlord, and always at Tenant's sole responsibility. Landlord may direct and control the location of safes and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of Tenant of such material and dimensions as Landlord may deem necessary to properly distribute the weight. Any damage done to the Building by moving or maintaining such furniture, freight, safes or any other articles shall be repaired at the expense of tenant. All furniture, equipment, cartons and similar articles desired to be removed from

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

the Premises or the Building shall be listed in writing by Tenant with Landlord and a removal permit therefor shall first be obtained from Landlord.

                        Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgement, may be desirable for the use, entry, operation and management of the Premises and Office Section, each of which rules and regulations and any amendments thereto shall become a part of this Lease without further action of the parties. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not substantially diminish any right or privilege herein expressly granted to Tenant.

        23.     LANDLORD'S REMEDIES.

                If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or such additional time as may reasonably be required if such default cannot be reasonably cured within thirty
(30) days, provided in no event shall such additional time exceed forty-five
(45) additional days), or if a default involves a hazardous condition and is not cured by Tenant as promptly as is necessary to remove the hazardous condition but in any event within five (5) business days after written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process which is not dismissed within thirty (30) days, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                        (i) Landlord may terminate this Lease and the Term created hereby by giving Tenant written notice of Landlord's election to do so and the effective date thereof, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as liquidated damages a sum of money equal to the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for said period (such present value to be computed on the basis of a per annum discount rate equal to three percent (3%) plus the effective annual yield on U.S. Treasury obligations maturing closest to the Termination Date calculated on the date specified in said notice). Should the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                        (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, the present value of the Rent (at the then current rates therefor) for the period from the date stated in the notice terminating possession to the Termination Date over the present value of the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for said period (such present value to be computed as set forth in clause (i) above) shall, at the option of Landlord, be immediately due and payable by Tenant to Landlord, together with any other monies due hereunder, and Landlord shall have the right of immediate recovery of all such amounts. In the alternative, Landlord shall have the right from time to time to recover from Tenant, and Tenant shall remain liable for all Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the Termination Date. In any such case, Landlord may (but shall be under no obligation to, except as may be required by law) relet the Premises or any part thereof for the account of Tenant for such rent, from time to time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting, including without limitation, brokerage commissions payable to Landlord's agent or to others. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent therein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of either the aggregate sum due and owing or paid as a result of acceleration or which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no default occurred, as applicable. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                        (iii)   Landlord, without thereby waiving such
default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency or in case of correction of a dangerous or hazardous condition, and in any other case if such default continues after ten
(10) days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease.

        24.     EXPENSES OF ENFORCEMENT.

                The Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault to become involved or concerned, provided such expenses shall not include expenses incurred in the negotiation of this Lease.

        25.     COVENANT OF QUIET ENJOYMENT.

                Landlord covenants that the Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

        26.     CESSATION OF OCCUPANCY.

                If Tenant shall cease to occupy the Premises for a period of at least one (1) month during the last six (6) months of the Term, Landlord shall have the right to terminate this Lease by notice in writing to Tenant, which notice shall set forth the effective date of termination.

        27.     REAL ESTATE BROKER.

                Tenant agrees to indemnify, defend and hold Landlord and its beneficiaries, employees, agents, their officers and partners, harmless from and against any claims made by any broker or finder other than Mesirow-Stein for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such other broker or finder. Landlord shall be responsible for any commission or fee which may be payable to Mesirow-Stein. This paragraph is not intended to create any third party beneficiary rights, including but not limited to any rights in favor of Mesirow-Stein.

        28.     RIGHTS CUMULATIVE.

                All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

        29.     INTEREST.

                All payments becoming due under this Lease, whether from Landlord to Tenant or from Tenant to Landlord, and remaining unpaid when due shall bear interest until paid at the rate of the greater of (i) fourteen percent (14%) per annum or (ii) three percent (3%) per annum above the corporate base rate charged from time to time by The First National Bank of Chicago (the "Interest Rate").

        30.     INTENTIONALLY OMITTED.

        31.     CONSENT OF LANDLORD.

                Where, under the terms of this Lease, the consent or approval of Landlord shall be required, such consent or approval, unless otherwise expressly provided for herein to the contrary, may be withheld in Landlord's sole discretion, but any such decision to withhold consent shall be made in good faith. If Tenant shall request Landlord's consent and Landlord shall fail to refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction.

        32.     TERMS.

                The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

        33.     BINDING EFFECT.

                Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 16 hereof.

        34.     LEASE CONTAINS ALL TERMS.

                All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

        35.     DELIVERY FOR EXAMINATION.

                Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

        36.     NO AIR RIGHTS.

                No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

        37.     MODIFICATION OF LEASE.

                Should any prospective mortgagee or ground lessor for the Office Section require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease shall be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any such prospective mortgagee or ground lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the term of this Lease), Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

        38.     SUBSTITUTION OF OTHER PREMISES.

                38.1 At any time from and after September 1, 2003, Landlord shall have the right (which right may be exercised only one [1] time during the Term) to substitute for the premises then being leased or to be leased hereunder (the "Existing Premises") other premises within the Office Section (the "New Premises"), provided that the New Premises shall be located on a contiguous higher floor or floors and shall include at least one (1) entire floor (and the remainder of the space shall be on a single, contiguous floor), shall be of substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises were being used by Tenant or, if possession of the Existing Premises had not yet been received by Tenant, then for the purposes for which the Existing Premises were to be used by Tenant. As a condition precedent to Tenant's obligation to relocate in accordance with the provisions of this Section, Landlord shall grant to Tenant equivalent rights of First Opportunity and Option Expansion Space, as set forth in Rider Two and Rider Three, all in form reasonably satisfactory to Tenant, relating to space contiguous to the substitute premises.

                38.2    Intentionally Omitted.

                38.3 Tenant shall vacate and surrender the Existing Premises not later than the later of the ninetieth (90th) day after the date that Landlord shall notify Tenant of Landlord's intent to make the substitution in question or the fifteenth (15th) day after Landlord shall have fully completed the work to be done (including punch list items) by Landlord in the New Premises pursuant to this Paragraph 38.3. As of the sooner of such fifteenth (15th) day or the date of such surrender and vacation, the New Premises shall be the Premises leased under this Lease and the Existing Premises shall cease to be the Premises leased under this Lease. Landlord shall (i) pay the actual out-of-pocket expenses of Tenant's moving of its property from the Existing Premises to the New Premises, and (ii) shall improve the New Premises so that they are similar in all material respects (including quality of design, workmanship and materials) to the Existing Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs in connection with the relocation of any telephone or other communications equipment and lines from the Existing Premises to the New Premises. Tenant shall receive a one-month abatement of Rent.

                38.4 Except as provided above, Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in rent, nor shall Tenant's obligations under this Lease be otherwise affected, as a result of the substitution, except as otherwise provided in this Paragraph 38 Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Paragraph 38. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide Landlord with such approvals, instructions, plans, specifications or other information as may be reasonably requested by Landlord.

        39.     TRANSFER OF LANDLORD'S INTEREST.

                Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Such transferee shall have no liability under this Lease with regard to Landlord's obligations prior to such date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Land and Building and such transferee shall be without personal liability under this Lease, Tenant hereby expressly waiving and releasing said personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        40.     LANDLORD'S TITLE.

                Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        41.     PROHIBITION AGAINST RECORDING.

                Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        42.     CAPTIONS.

                The captions of Paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Paragraphs or subparagraphs.

        43.     COVENANTS AND CONDITIONS.

                All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

        44.     RELATIONSHIP OF PARTIES.

                Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        45.     APPLICATION OF PAYMENTS.

                Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

        46.     TIME OF ESSENCE.

                Time is of the essence of this Lease and each of its provisions.

        47.     GOVERNING LAW.

                Interpretation of this Lease shall be governed by the law of the state in which the Premises is located.

        48.     PARTIAL INVALIDITY.

                If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        49.     NOTICES.

                All notices to be given under this Lease shall be in writing and either hand delivered or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

                If to Landlord:         c/o JMB Realty Corporation
                                        900 North Michigan Avenue
                                        Chicago, Illinois 60611
                                        Attn: Thomas Omundson

                Copy to:                JMB Realty Corporation
                                        900 North Michigan Avenue
                                        Chicago, Illinois 60611
                                        Attention: Legal Department

or to such other person or such other address designated by notice sent by Landlord to Tenant.

                If to Tenant:           Michael Swartz
                                        Senior Vice President
                                        Standard Parking Corporation
                                        200 East Randolph Drive, Suite 4800
                                        Chicago, IL 60603

                Copy to:                Standard Parking Corporation
                                        200 East Randolph Drive, Suite 4800
                                        Chicago, IL 60603
                                        Attention: Legal Department

and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord.

        Notice by mail shall be deemed to have been given upon deposit in the United States mail as aforesaid.

        50.     NO WARRANTY.

                In executing and delivering this Lease, Tenant has not relied on any representation (including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis), warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

        51.     HAZARDOUS MATERIALS.

                Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substance, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S. C. Section 6901 et seq., any applicable state or local laws and regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

        52.     TRUSTEE EXCULPATION.

                It is expressly understood and agreed that this Lease is executed on behalf of LaSalle National Bank, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement dated March 1, 1984, and known as Trust No. 107701. It is further expressly understood and agreed that LaSalle National Bank, as Trustee as aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at any time to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Lease contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust as a lien or otherwise, and, in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or implied herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust estate from time-to-time subject to the provisions of said Trust Agreement for payment thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility on behalf of itself and all persons claiming by, through or under Tenant.

        53.     EXHIBITS AND RIDERS.

                Attached hereto and made a part hereof are the following Exhibits and Riders:

                        Exhibit A--Plan
                        Exhibit A-1--Location of Phase 1 and Phase 2
                        Exhibit B--Work Agreement
                        Exhibit C--Estoppel Letter
                        Exhibit D--Agreement of Subordination, Non-Disturber and
                         Attornment
                        Rider One--Option to Extend
                        Rider Two--Subordinated Right of First Opportunity
                        Rider Three--Option Expansion Space

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                LANDLORD:

                                LASALLE NATIONAL BANK,
                                as successor Trustee as aforesaid
                                and not personally,

                                By:   /s/ [ILLEGIBLE]
                                      ---------------------------------
                                Its:  SR. VICE PRESIDENT
                                      ---------------------------------


                                TENANT:

                                APCOA, INC., a
                                Delaware corporation
                                By:   /s/ [ILLEGIBLE]
                                      ---------------------------------
                                Its:  SENIOR VICE PRESIDENT
                                      ---------------------------------

                                    EXHIBIT A

[GRAPHIC]

APCOA/STANDARD PARKING                                               [ILLEGIBLE]

16TH FLOOR LEASING INFORMATION                                         1 JUNE 98

                                    EXHIBIT A

[GRAPHIC]

APCOA/STANDARD PARKING                                               [ILLEGIBLE]

17TH FLOOR LEASING INFORMATION                                         1 JUNE 98

                                   EXHIBIT A-1

[GRAPHIC]

APCOA/STANDARD PARKING                                               [ILLEGIBLE]

16TH FLOOR PHASING PLAN                                                1 JUNE 98

                                   EXHIBIT A-1

[GRAPHIC]

APCOA/STANDARD PARKING                                               [ILLEGIBLE]

17TH FLOOR PHASING PLAN                                                1 JUNE 98

                                                                 JMB 105E (2/89)
                                                                  WORK AGREEMENT
                                                              TENANT PERFORMANCE

                                    EXHIBIT B


                                 WORK AGREEMENT


        THIS AGREEMENT made as of the day of JUNE 4, 1998, between LASALLE NATIONAL BANK, as successor trustee to LASALLE NATIONAL TRUST, N.A., as successor trustee to LASALLE NATIONAL BANK, under that certain Trust Agreement, dated March 1, 1984, and known as Trust No. 107701 ("Landlord") and APCOA, INC., a Delaware corporation ("Tenant").

        Reference is made to the lease agreement bearing even date herewith (the "Lease") for premises located on the entire 16th floor and a portion of the 17th floor (the "Premises"), located in the property known as 900 North Michigan (the "Property").

        1. The Work. Under the Lease, Tenant has agreed to accept the Premises "as is," without any obligations for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the "Work"). Such Work shall be in accordance with the provisions of this Work Agreement. Performance of the Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below.

        2. Cost of the Work. Tenant shall pay all costs (the "Costs of the Work") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work. Notwithstanding the foregoing, Landlord shall pay to Tenant $.07 per square foot for space planning expense. Such amount shall be paid by Landlord concurrently with or promptly after the execution of this Lease.

        3.      Space Plan and Specifications.

                A. No later than ten (10) days after the date of this Work Agreement set forth above, Tenant shall submit two (2) sets of a "Space Plan" (as described in Section 16) to Landlord for approval.

                B. Landlord shall, within five (5) working days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord within five (5) days after receipt of Landlord's initial disapproval.

        4.      Working Drawings and Engineering Report.

                A. No later than ten (10) days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 16), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

                B. Landlord shall, within ten (10) days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, within five (5) days after receipt of Landlord's initial disapproval.

        5. Landlord's Approval. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Property, are compatible with the Property's shell and core construction, and if no modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property, whether required by heavy loads or otherwise.

        6.      Space Planners, Architects, Engineers. Landlord hereby approves
(i) Mekus Studios as the space planner for the Work; (ii) ESD as the engineer for the Work; and (iii) Interior Construction Group, Inc. as the general contractor for the Work. Performance bonds shall not be required of any of the above or of any subcontractor. Tenant may substitute another licensed, bonded, reputable and qualified space planner, architect, engineer, contractor (and shall use a mechanical subcontractor) who will work in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Such substitutions (and Tenant's selection of its mechanical subcontractor) may be made only with Landlord's prior written approval, which shall not be unreasonably withheld. Such approval shall be granted or denied within fifteen (15) days after Landlord receives from Tenant a written request for such substitution, containing a reasonable designation of the proposed party's background, references and qualifications. Any such substitution shall not serve to delay the times for submission of the Space Plan, Working Drawings and Engineering Report required herein, except to the extent that Landlord delays granting or denying approval beyond the aforementioned fifteen (15) day period.

        7. Change Orders. No changes, modifications, alterations or additions to the approved Space Plan or Working Drawings which increases the cost of the Work in the aggregate by more than $200,000, which affects the structure, the Systems and Equipment or which is visible from the exterior of the Premises may be made without the prior written consent of the Landlord after the written request therefor by Tenant. Modifications in the Space Plan or Working Drawings relating to color, brand and decorative features in the interior of the Premises shall not be deemed to be changes for the purposes of this section. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

        8. Compliance. Tenant's Work shall comply in all respects with the following: (a) the Building Code of the City and State in which the Building is located and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications.

        9. Guarantees. Each contractor, subcontractor and supplier participating in Tenant's Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor and supplier shall be responsible for the replacement or repair, without any additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work and/or the Property and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

        10.     Performance.

                A. Tenant's Work shall be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Work shall be in conformance, subject to change orders and modifications permitted pursuant to Section 7, with the Working Drawings approved by Landlord in writing, and Landlord may periodically inspect the

Work for such compliance. Tenant's Work shall be coordinated under Landlord's direction with the work being done or to be performed for or by other tenants in the Property so that Tenant's Work will not interfere with or delay the completion of any other construction work in the Property.

                B. Tenant's Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

                C. Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to Tenant's Work, and the same shall be shown to Landlord prior to commencement of the Work.

                D. Each contractor and subcontractor shall be required to obtain prior written approval from Landlord for any space outside the Premises within the Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

                E. The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of Tenant's Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by the contractors and subcontractors in the performance of Tenant's Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

                F. Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter, from the utility company supplying service, unless Landlord elects to supply service and/or meters.

                G. Landlord shall have the right to require Tenant to furnish bonds or other security in form and amount reasonably satisfactory to Landlord for the prompt and faithful performance and payment for Tenant's Work.

                H. Landlord's acceptance of Tenant's Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord five
(5) days' prior written notification of the anticipated completion of Tenant's Work.

                I.      Intentionally Omitted.

                J. Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of Tenant's Work, stock its merchandise and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the Premises as soon as possible, and in all cases on or before the date required therefor hereunder or under the Lease.

                K. If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

                L. Copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Work.

                M. Landlord's approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or of its compliance with Laws, codes and other legal requirements.

                N. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing and boycotts of, on or about the Premises or Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

                0. Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Work. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

                P. If performance of the Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor.

                Q. Tenant's contractors shall comply with the rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition (and other work) which is likely to cause inconvenience or annoyance to other occupants must be performed after normal business hours, as specified in Paragraph 7.1.1 of the Lease. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent tenant or mechanical areas.

                R. Landlord may impose reasonable additional requirements from time to time in order to ensure that the Work, and the construction thereof does not disturb or interfere with any other tenants of the Property, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Property.

        11. Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts. Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and general public liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord and Tenant as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto the Property. All policies of insurance must require that the carrier give Landlord twenty (20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

        12. Signage. Notwithstanding anything contained herein to the contrary, Landlord shall cause signage of building standard material and design to be placed on or near the door of the Premises (or in the elevator lobby of any floor in which Tenant occupies the entire floor) and Tenant shall pay the cost thereof to Landlord upon demand. The amount due from Tenant therefor shall be deemed "Rent" under the Lease. Tenant shall promptly advise Landlord what name or names Tenant wishes for said signage. The content of all signage shall be subject to Landlord's prior written approval. No other signage may be installed or placed outside the Premises by Tenant.

        13. Asbestos. If the Property was constructed at a time when asbestos was commonly used in construction, Tenant acknowledges that asbestos-containing materials ("ACM") may be present at the Property, and that airborne asbestos fibers may involve a potential health hazard unless proper procedures are followed. In such case, before commencing the Work, Tenant and its contractor shall consult with Landlord and Landlord's asbestos consultant concerning appropriate procedures to be followed, Landlord shall, at Landlord's sole cost and expense, undertake any necessary asbestos abatement work, prior to Landlord's delivery of Phase I of the Premises to Tenant and before Tenant commences the Work. (To Landlord's actual knowledge, the Property was not constructed at a time when asbestos was commonly used in construction, so that no such abatement work will be required.) During performance of the Work, Tenant shall require that its contractor comply with all laws, rules, regulations and other governmental requirements, as well as all directives of Landlord's asbestos consultant as Tenant's attorney-in-fact for purposes of supervising and directing any asbestos-related aspects of the Work (but such appointment shall not relieve Tenant from its obligations hereunder, nor impose any affirmative requirement on Landlord to provide such supervision or direction).

        14. Liens. Tenant shall keep the Property and Premises free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid shall be deemed additional rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

        15. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord's principals, partners, agents, trustees, beneficiaries, offices, employees and affiliates) from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Work, or Tenant's failure to comply with the provisions hereof or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's intentional or negligent acts.

        16.     Certain Definitions.

                A. "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

                B. "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems,
(10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan,
(14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Work to be performed.

        17. Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Work to the Premises under this Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assignment or other documentation showing the amount of such impositions applicable to Tenant.

        18. INCORPORATED INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work Agreement, the latter shall govern and control. If Tenant shall default under this Work Agreement, Landlord may order that all Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease.


                                LANDLORD:

                                LASALLE NATIONAL BANK,
                                as successor Trustee as aforesaid
                                and not personally

                                By:   /s/  [ILLEGIBLE]
                                      ---------------------------------
                                Its:  SR VICE PRESIDENT
                                      ---------------------------------


                                TENANT:

                                APCOA, INC., a
                                Delaware corporation
                                By:   /s/  [ILLEGIBLE]
                                      ---------------------------------
                                Its:  SENIOR VICE PRESIDENT
                                      ---------------------------------

                                    EXHIBIT C

                                  OFFICE SPACE

                                 ESTOPPEL LETTER

Teachers Insurance and Annuity Association
730 Third Avenue
New York, New York 10071

        Re:  Tenant Office space for
             _____________________________("Premises)
             at 900 North Michigan
             Your Appl. #ILL-666


Gentlemen:

        It is our understanding that you have placed a mortgage upon the Premises and as a requirement thereof, have required this certification by the undersigned.

        The undersigned, as Tenant, under that certain Office Lease (the "Lease") dated ________________, 199___ made with LaSalle National Bank, not personally but as Trustee under Trust Agreement dated March 1, 1984 and known as Trust No. 107701, as Landlord, hereby ratifies said Lease and certifies that:

1. The undersigned entered into occupancy of the Premises described in the Lease on___________________, 199__;

2. The undersigned is presently open and conducting business in the Premises;

3. Base Rent (as that term is defined in the Lease) in the amount of $_________________________ per month was payable from the Commencement Date (as that term is defined in the Lease) subject to any rent concessions provided for in the Lease;

4. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as provided immediately below, and neither party thereto is in default thereunder,

5. The Lease represents the entire agreement between the parties as to this leasing of the Premises;

6. The term of the Lease expires on ____________________, (unless sooner terminated or extended as provided therein;

7. All conditions under the Lease to be performed by the Landlord have been satisfied thereunder,

8. All required contributions by Landlord to Tenant, if any, have been received by Tenant, except for $___________due Tenant;

9. As of the date hereof, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord;

10. No more than one month's Base Rent has been paid in advance and that a security deposit in the following amount has been deposited with Landlord (if none, state so):_____________________; and

11.     Base Rent for the period ___________________, has been paid.

                                        Very truly yours,


                                        -----------------------------
                                        (Name of Tenant)

                                        By:
                                             ------------------------
                                             Its:
                                                 --------------------

                                    EXHIBIT D

                           AGREEMENT OF SUBORDINATION,
                          NON-DISTURBER AND ATTORNMENT

        THIS AGREEMENT OF SUBORDINATION, NON-DISTURBER AND ATTORNMENT (this "Agreement") made the _____ day of _____, 1998, by and among TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 (hereinafter called "Teachers"), LASALLE NATIONAL BANK, as successor Trustee under Trust Agreement dated September 1, 1988 and known as Trust No. 113495, having its principal office and post office address at 135 South LaSalle Street, Chicago, Illinois ("Ground Lessor") and __________________________, having its principal office and post office address at _________________________ (hereinafter called "Tenant").

                              W I T N E S S E T H:

        WHEREAS, Ground Lessor is the owner in fee simple of those certain premises situate, lying and being in the City of Chicago, County of Cook, State of Illinois, as more particularly described in Exhibit A attached hereto (the Demised Premises"); and

        WHEREAS, under the terms of a certain Lease Agreement dated October 7, 1988 (hereinafter called "Ground Lease"), a short form of which has been recorded on October 7, 1988 in the Office of the Recorder of Deeds of Cook County, Illinois as Document No. 88-464426, Ground Lessor did lease, let and demise the Demised Premises to LaSalle National Bank, not personally but solely as Trustee under Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (hereinafter called "Landlord") for a term of approximately 75 years ending on June 30, 2064, upon the terms and conditions therein more particularly set forth;

        WHEREAS, Teachers is the owner and holder of certain promissory notes dated October 7, 1988, secured by Mortgage and Security Agreements (the "Mortgages"), recorded in the Office of the Recorder of Deeds of Cook County, Illinois as Document Nos. 88-464427, 88-464428, 88-464429, 88-464437 and
88-464438 constituting a lien upon the leasehold estate created by the Ground Lease;

        WHEREAS, under the terms of a certain lease dated _________, 199__ (hereinafter called "Sublease), Landlord did lease, let and demise, subject to the Ground Lease, a portion of the Demised Premises as therein more particularly described; and

        WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of the Tenant under the Sublease and further to define the terms, covenants and conditions precedent for such additional rights.

        NOW, THEREFORE, in consideration of the respective demises and of the sum of One ($ 1.00) Dollar and other good and valuable consideration, each to the other in hand paid, it is hereby mutually covenanted and agreed as follows:

        1.      That Ground Lessor does hereby represent, covenant and warrant:

        (a)     The Ground Lease is in full force and effect and unmodified.

        (b) That there is no existing default under the provisions of the Ground Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of either Ground Lessor or Landlord to be observed and performed thereunder.

        2. That Ground Lessor and Teachers consents to and approves the Sublease.

        3. That Teachers and Tenant do hereby consent and agree that the Mortgages shall be and the same are hereby made SUBORDINATE to the Sublease with the same force and effect as if the Sublease had been executed, delivered and recorded prior to the execution, delivery and recording of the Mortgages,

        EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

        (a) The prior right and claim under, and prior lien of, the Mortgages in, to and upon any award or other compensation theretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and as to the right of disposition thereof in accordance with the provisions of the Mortgages,

        (b) The prior right and claim under, and the prior lien of, the Mortgages in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and as to the right of disposition thereof in accordance with the terms of the Mortgages, and

        (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the Mortgages and the execution of the Sublease or any judgment which may arise at any time under the terms of the Sublease,

        That in the event of the cancellation or termination of the Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of the Sublease, including any extensions and renewals of the Sublease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of the Sublease on the part of Tenant to be observed and performed, Ground Lessor or Teachers (as leasehold mortgagee following the exercise of the option to obtain a new ground lease or extend the Ground Lease as provided in the Ground Lease) does hereby covenant and warrant as follows:

        (a)     The quiet and peaceful possession of Tenant under the Sublease;

        (b) That the Sublease shall continue in full force and effect and Ground Lessor or Teachers, as the case may be, shall recognize the Sublease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Ground Lessor or Teachers, as the case may be, and Tenant, with the same force and effect and with the same relative priority in time and right as though the Sublease were originally made directly from Ground Lessor or Teachers, as the case may be, in favor of Tenant, but not in respect of any amendment to such Sublease not previously approved in writing by Ground Lessor or Teachers, as the case may be;

        (c) To assume such of the obligations on the part of the Landlord under the Sublease which are deemed to run with the land and for so long as Ground Lessor shall be the owner in fee of the Demised Premises or Teachers shall be in possession under the new Ground Lease aforesaid, as the case may be, provided, however, Ground Lessor or Teachers, as the case may be, shall not in any way or to any extent be liable to Tenant:

                (1) For any past act or default on the part of the original or any prior landlord under the Sublease and Tenant shall have no right to assert same or any damages arising therefrom as an offset or defense against Ground Lessor or Teachers, as the case may be;

                (2) For the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Demised Premises required under the Sublease, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under such Sublease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under such Sublease;

                (3) For any prepayment of rent or deposit, rental security or any other sums deposited with the original or any prior landlord under such Sublease and not delivered to Ground Lessor or Teachers, as the case may be; or

                (4) For any restriction on competition beyond the Demised Premises.

        5. That in the event of the cancellation or termination of the Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of the Sublease, including any extensions and renewals of the Sublease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Ground Lessor (or Teachers as ground lessee following the exercise of the option for a new ground lease or extended ground lease as aforesaid, as the case may be), for the balance of the term of the Sublease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between Ground Lessor or Teachers, as the case may be, and Tenant and with the same force and effect and relative priority in time and right as though the Sublease were originally made directly from Ground Lessor or Teachers, as the case may be, to Tenant, and Tenant will thereafter make all rent payments thereafter directly to Ground Lessor or Teachers, as the case may be.

        6. That the terms, covenants and conditions hereof shall insure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

        7. This instrument is executed by the undersigned Trustee, LaSalle National Bank, not personally but solely as Trustee under the terms of that certain Trust Agreement dated September 1, 1988 and known as Trust No. 113495, and it is expressly understood and agreed by the parties hereto, anything herein to the contrary notwithstanding, that each and all of the undertakings, covenants, representations and agreements herein made are made and intended, not as personal undertakings, covenants, representations and agreements of the trustee individually, or for the purpose of binding it personally, but this instrument is executed and delivered by it as trustee solely in the exercise of the powers conferred upon it as such trustee under said Trust Agreement, and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against it on account hereof or on account of any covenant, undertaking, representation, warranty or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by the parties hereto and by all persons claiming by, through or under said parties.

                IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed sealed and delivered in their respective name and behalf, and, if a corporation, by its officers duly authorized, the day and year first above written.


                                            TEACHERS INSURANCE AND ANNUITY
ATTEST:                                     ASSOCIATION OF AMERICA

By:                                         By:
   ----------------------                        -------------------------------
 Its:                                       Its:
     -------------------                         -------------------------------


ATTEST:                                     LaSALLE NATIONAL BANK,
                                            as successor Trustee as aforesaid

By:                                         By:
   ----------------------                        -------------------------------
 Its:                                       Its:
     -------------------                         -------------------------------

                               TENANT'S AGREEMENT


        The undersigned, as Tenant under the Sublease herein described, does hereby accept and agree to the terms of the foregoing Agreement, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

ATTEST:                                     APCOA, INC.
By:                                         By:
   ----------------------                        -------------------------------
 Its:                                       Its:
     -------------------                         -------------------------------

STATE OF ___________________________   )
                                       )SS.
COUNTY OF___________________________   )

        I, ___________________________, the undersigned, a Notary Public in the aforesaid County, in the State aforesaid, DO HEREBY CERTIFY THAT _____________________, ___________ President of Teachers Insurance and Annuity Association of America, a New York corporation, and ____________________, _________ Secretary of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such ______________ President and ___________ Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and said ______________ Secretary then and there acknowledged that he, as custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this _____________ day of _______, 199__.


                                         --------------------------
                                         NOTARY PUBLIC


My Commission Expires:


------------------------

STATE OF ___________________________   )
                                       )SS.
COUNTY OF___________________________   )

        I, __________________________, the undersigned, a Notary Public in the aforesaid County, in the State aforesaid, DO HEREBY CERTIFY THAT ______________, ___________ President of LaSALLE NATIONAL BANK., and _______________, ________
Secretary of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such ___________ President and ___________ Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and said _______________ Secretary then and there acknowledged that he, as custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this __________ day of _________, 199__.


                                         --------------------------
                                         NOTARY PUBLIC


My Commission Expires:


------------------------

STATE OF ___________________________   )
                                       )SS.
COUNTY OF___________________________   )

        I, _________________________, the undersigned, a Notary Public in the aforesaid County, in the State aforesaid, DO HEREBY CERTIFY THAT ______________, __________ President of ___________________________, a _________________
corporation, and ___________________________, ______________ Secretary of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such _________________ President and ___________ Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and said ______________ Secretary then and there acknowledged that he, as custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this ______________ day of ______, 199__.


                                         --------------------------
                                         NOTARY PUBLIC


My Commission Expires:


------------------------

                                                                OPTION TO EXTEND
                                                    (PREVAILING RATE ADJUSTMENT)
                                                                   (ARBITRATION)

                                    RIDER ONE

        Tenant is hereby granted an option to extend the Term for a single additional period of five (5) consecutive Lease Years ("Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that monthly Base Rent shall be increased to the Prevailing Extension Rental Rate (and the other economic terms described in the last sentence in the next succeeding paragraph shall also be taken into consideration to the extent set forth therein), and Tenant shall have no further option to extend. The option to extend may be exercised only as hereinafter set forth. Tenant shall give to Landlord a revocable written notice of its interest in exercising its option no earlier than eighteen (18) months and no later than fourteen (14) months prior to the commencement of the Extension Period. Landlord shall, no later than thirteen (13) months prior to the commencement of the Extension Period, notify Tenant in writing as to its determination of the Prevailing Extension Rental Rate. Tenant shall, if it wishes to exercise its option, give Landlord irrevocable and unconditional written notice thereof no later than twelve (12) months prior to the commencement of the Extension Period. If Tenant disputes Landlord's determination of the Prevailing Extension Rental Rate, it shall so notify Landlord at the time it exercises its option (but such dispute shall not affect the exercise of such option). If Tenant fails to dispute Landlord's determination thereof, such determination shall be binding upon the parties. Said exercise shall, at Landlord's election, be null and void if Tenant has received a notice of default which default has not been cured within the time period provided therefor under the Lease at the date of said notice or if Tenant at any time thereafter and prior to commencement of the Extension Period receives a notice of default which default is not cured within the time period provided therefor under the Lease. The term "Lease Year" herein means each twelve month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

        "Prevailing Extension Rental Rate" means the average per square foot rental rate per month for all renewal leases for renewal periods approximately as long as the Extension Period, executed by tenants for similar uses and lengths of time for comparable space in the Office Section during the six (6) months immediately prior to the date upon which Tenant exercised its option to extend, where such renewal rates were not set by the terms of such leases, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the Property and subject to reasonable adjustments to reflect a renewal rate as of the commencement of the Extension Period. If no such comparable space has been renewed during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted to the rental rates for comparable leases in comparable Class A mixed use buildings in downtown Chicago, subject to the foregoing adjustments. In all cases, such rates shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives; however, any such economic incentives generally provided by Landlord in such comparable renewal leases shall also be provided to Tenant. In addition, if such comparable leases include base years, stop levels, or other provisions respecting taxes or operating expenses, or include any other economic provisions, such as but not limited to consumer price provisions, utility reimbursements, or fixed rent increases, the same shall be included in Tenant's renewal terms.

        If the parties are unable to agree on the Prevailing Extension Rental Rate within thirty (30) days after Tenant disputes Landlord's determination thereof, either party may request that the Prevailing Extension Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties. In the event that the Prevailing Rental is not determined until after the commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Extension Rental Rate is determined, 110% of the amount of Rent then in effect (including Base Rent, and all other charges). If the Prevailing Extension Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Extension Rental Rate, and the amount of Rent theretofore paid by Tenant during the Extension Period.

        If Tenant shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, then immediately upon such termination, the option herein granted to extend the Term shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances whatsoever shall a sublessee, or an assignee of less than the entire Lease or an assignee for a period which is less than the entire Term, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

                                         SUBORDINATED RIGHT OF FIRST OPPORTUNITY
                                                    (PREVAILING RATE ADJUSTMENT)

                                    RIDER TWO

        During the initial Term of the Lease, Tenant shall have a right of first opportunity to lease the entire 18th floor (but not a portion of such floor) of the Building (the "Opportunity Expansion Space") prior to the Opportunity Expansion Space being leased to a third party (after the current tenancies expire), in an "as is" condition, on the same terms and provisions then in effect under the Lease, except that monthly Base Rent for the Opportunity Expansion Space shall be increased to reflect the Prevailing Rental Rate (and the other economic terms described in the last sentence in this paragraph shall also be taken into consideration to the extent set forth therein). During the portion of the initial Term of the Lease commencing on March 1, 2004, the Opportunity Expansion Space shall also include any portion of the Option Expansion Space (defined in Rider Three) not previously leased by Tenant (after any then current tenancies expire) upon the terms and conditions set forth in the previous sentence. "Prevailing Rental Rate" means the average per rentable square foot rental rate per month for all leases for comparable space and approximately the same number of months, executed by tenants in the Office Section for office space expansions during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective and payable under the terms of this Lease, where the rates for such expansions were not set in such leases, subject to reasonable adjustments for comparable space on more desirable, or less desirable, floors or areas of the Property. If no such comparable space has been leased during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted to the rental rates for comparable leases in comparable Class A mixed use buildings in downtown Chicago, subject to the foregoing adjustments. In all cases, such rates shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives; however, any such economic incentives generally provided by Landlord in such comparable expansion leases shall also be provided to Tenant. In addition, if such comparable expansion leases include base years, stop levels or other provisions respecting taxes or operating expenses, or include any other economic provisions, such as but not limited to consumer price index provisions, utility reimbursements or fixed rent increases, the same shall be included in the expansion terms provided to Tenant.

        Landlord shall notify Tenant when Landlord enters or intends to enter serious negotiations with a third party to lease the Opportunity Expansion Space if it is then subject to Tenant's rights under this Rider Two (and Landlord's good faith determination of whether serious negotiations have been entered or are about to be entered shall be conclusive and binding upon the parties; provided that Landlord's presentation of any proposal to lease the Opportunity Expansion Space to a third party shall be evidence that negotiations have commenced), and Landlord shall have the right, but not the obligation, to notify Tenant as to such Opportunity Expansion Space when it becomes or is about to become available (but not more than eighteen (18) months in advance of such availability) without the necessity of entering or intending to enter such negotiations. Such notice shall include Landlord's determination of the Prevailing Rental Rate. Tenant shall then have twenty (20) days in which to notify Landlord in writing exercising Tenant's right to lease the Opportunity Expansion Space on the terms described above. If Tenant disputes Landlord's determination of the Prevailing Rental Rate, it shall so notify Landlord at the time it exercises its right (but such dispute shall not affect such exercise). If Tenant fails to dispute Landlord's determination thereof, such determination shall be binding upon the parties. If Tenant exercises the right to lease the Opportunity Expansion Space, said lease shall commence the later of thirty (30) days after Tenant's notice exercising the right, or the date the Opportunity Expansion Space is available for occupancy, and shall continue for the duration of the Term of the Lease, including any option periods. After Tenant validly exercises the expansion right provided herein, the parties shall execute an amendment to the Lease, adding the Opportunity Expansion Space, or a new lease for the Opportunity Expansion Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such Opportunity Expansion Space to Tenant, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

        If the parties are unable to agree on the Prevailing Rental Rate within thirty (30) days after Tenant disputes Landlord's determination thereof, either party may request that the Prevailing Rental Rate be determined by arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect. If the Prevailing Rental Rate is not determined until after the commencement of the lease for the Opportunity Expansion Space, Tenant shall pay, as Rent for the Opportunity Expansion Space, until the Prevailing Rental Rate is determined, 110% of the amount of Rent then in effect under the Lease on a per rentable square foot basis (including Base Rent and all other charges). If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount theretofore paid by Tenant for the Opportunity Expansion Space.

        If Tenant shall fail to exercise such expansion right after notice by Landlord as provided herein, Landlord may freely lease the portion of the Opportunity Expansion Space described in Landlord's notice, on any terms in Landlord's sole discretion, and, whether or not Landlord so leases such portion of the Opportunity Expansion Space, Tenant's rights under this Rider Two shall be of no further force or effect; provided, however, that Tenant's rights under this Rider Two shall become effective again (i) if Landlord shall not have leased such portion of the Opportunity Expansion Space within one (l) year after Tenant's failure to exercise such expansion right and (ii) after the expiration of the term of any such lease which is entered into within such one (1) year period, as such term may be extended either pursuant to the terms of such lease or by a later amendment thereof. If the Opportunity Expansion Space or any portion thereof is the subject of serious lease negotiations which include other space at the Property, or if Landlord intends to enter such negotiations as further described above, the foregoing expansion rights shall, at Landlord's option, apply to the entire space which is subject to such negotiations, and at Landlord's option, Tenant shall be obligated to either accept or refuse the opportunity to lease such entire space on the terms provided herein. The foregoing expansion right shall be subject and subordinate to any other rights of any other parties to lease the Opportunity Expansion Space, if such rights have already been granted prior to the date of this Lease, and to any other rights of J. Walter Thompson, Heitman Financial and JMB Realty Corporation, their successors, assigns, affiliates and current subtenants, whether granted prior to or after the date of this Lease (including but not limited to rights of such entities to renew their leases or occupancy agreements, whether pursuant to options to extend previously granted or otherwise).

If Tenant shall exercise the expansion right granted herein, Landlord does not guarantee that the Opportunity Expansion Space will be available on the commencement date for the lease thereof for any reason beyond Landlord's reasonable control, including but not limited to hold over by existing tenants thereof. In such event, Rent with respect to the Opportunity Expansion Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such expansion right shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The expansion right herein shall, at Landlord's election, be null and void, if Tenant has received a notice of default which has not been cured within the time period provided therefor under the Lease on the date Tenant exercises its rights hereunder or on the date of the scheduled commencement of the Lease for the Opportunity Expansion Space. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, then immediately upon such termination the right to lease the Opportunity Expansion Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a sublessee, or an assignee of less than the entire Lease or an assignee for a period which is less than the entire Term, have any right to exercise the expansion right granted herein. Tenant agrees that time in giving notices hereunder is of the essence of this provision.

                                   RIDER THREE
                             OPTION EXPANSION SPACE

        1. EXPANSION SPACE. Landlord hereby grants to Tenant the right to lease the portion of the 17th floor of the Building not included in the Premises-- approximately 11,561 rentable square feet of space (the "Option Expansion Space")--upon and subject to the terms and conditions set forth in this Rider.

        2.      EXPANSION OPTION.

                2.1 Tenant's expansion option (the "Expansion Option") shall consist of the Initial Expansion Option, described hereinafter in this Paragraph 2.1, and the Remainder Expansion Option described in Paragraph 2.2 below. Tenant may exercise the "Initial Expansion Option" in two (2) increments of approximately 3,000 square feet of rentable floor area each by notice to Landlord as to either or both increments at any time within the period ("the Option Exercise Period") commencing on the Commencement Date and expiring on March 1, 2003. Landlord shall deliver to Tenant the portion of the Option Expansion Space pursuant to which the Initial Expansion Option is exercised within ninety (90) days after each such exercise.

                2.2 Tenant may exercise the "Remainder Expansion Option" in two (2) increments of approximately 3,000 square feet of rentable floor area each by notice to Landlord as to either or both increments at any time within the Option Exercise Period. Landlord shall deliver to Tenant the portion of the Option Expansion Space pursuant to which the Remainder Expansion Option is exercised within one hundred twenty (120) days after such exercise.

                2.3 The Option Expansion Space and the increments thereof referred to above are located in the approximate configuration shown on Exhibit
A. Tenant may exercise the Expansion Option with respect to such increments in any order, provided that each increment as to which an election is made is contiguous to the Premises, as it may have been expanded. The first two (2) increments shall constitute the Initial Expansion Option, and the second two (2) increments shall constitute the Remainder Expansion Option.

        3       TERMS AND CONDITIONS. The Option Expansion Space shall be
subject to the same terms and conditions then in effect under the Lease. All calculations based upon square footage shall be increased to reflect the additional rentable square footage of the portion of the Option Expansion Space which is added to the Premises from time to time. Without limiting the generality of the foregoing: (a) the Base Rent for the Option Expansion Space shall be the Base Rent per rentable square foot then payable pursuant to the Lease, subject to the same escalations per rentable square foot per year set forth in Article 3 of the Lease, (b) the Base Year for the Option Expansion Space shall be Calendar Year 1998, and (c) Tenant's Prorata Share shall be increased to reflect the additional rentable square footage.

        4       CONSTRUCTION OF OPTION EXPANSION SPACE. Tenant shall take the
Option Expansion Space in its "as is" condition, without any allowance by Landlord. Tenant shall be responsible for the work described in Paragraph 6 of the Lease. The construction of any other improvements in the Option Expansion Space which Tenant may elect to construct shall comply with the terms of Article 8 of the Lease.

        5. AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease Option Expansion Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment adding such Option Expansion Space to the Lease and to the Premises. Tenant shall commence payment of Rent for each portion of the Option Expansion Space as to which its Expansion Option is exercised, and the term of the Option Expansion Space shall commence as to such portion, upon the date of delivery of such portion of the Option Expansion Space to Tenant. The lease term of the Option Expansion Space shall expire on the Expiration Date.

        6       MISCELLANEOUS. If Tenant shall exercise the Expansion Option granted herein, Landlord does not guarantee that the Option Expansion Space will be available on the date(s) set forth above for any reason beyond Landlord's reasonable control. In such event, Rent with respect to the Option Expansion Space shall be abated until Landlord delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such Expansion Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The Expansion Option (including any future exercise rights) shall, at Landlord's election, be null and void, if Tenant has received a notice of default which has not been cured within the time period provided therefor under the Lease on the date Tenant exercises its rights hereunder or on the date designated for commencement of the term for the Option Expansion Space. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, then immediately upon such termination, the right to lease the Option Expansion Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall a sublessee, or an assignee of less than the entire Lease or an assignee for a period which is less than the entire Term, have any right to exercise the expansion right granted herein. Tenant agrees that time in giving notices hereunder is of the essence of this provision.

                                        2